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TYPE: EX-16.1
:      SEQUENCE>2

                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 23, 1999, to be filed by our former client, Conserver Corporation of America. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

/s/  BDO Seidman, LLP

BDO Seidman, LLP
Miami, Florida
August 31, 1999